SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2009

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Section 3   Securities and Trading Markets

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

Royale Energy announced that it had agreed to modify some terms of a recent equity securities offering to satisfy compliance with NASDAQ Listing Rule 5635(d)(2), following a discussion with the NASDA staff in which it had found that the company had failed to comply with shareholder approval requirements.
The modifications resulted in the issuance of a letter by NASDAQ on November 11, 2009, stating that the company had regained full compliance with NASDAQ listing standards.

Attached is a press release describing the NASDAQ letter.

Section 9   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: November 16, 2009	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer